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                                                                    EXHIBIT 1.3



                               SERVICES AGREEMENT

                                     PARTIES


This Services Agreement ("Agreement") is made by and among SOUTHWALL CAPITAL CORP., a New York corporation ("SouthWall"), C2i SOLUTIONS, INC., a Delaware corporation ("C2i") and the following individuals who are officers, directors and principal shareholders of C2i: John Anthony Whelan, Jr. ("Whelan"), Frank J. Vukmanik ("Vukmanik"), Clyde Wooten ("Wooten"), Konrad Witt ("Witt"), Diane E. Hessler ("Hessler"), Hal H. Beretz ("Beretz"), Kim P. Goh ("Goh") and David Tendler ("Tendler"). Whelan, Vukmanik, Wooten and Witt are sometimes collectively referred to below as "Principals," and the Principals together with Hessler, Beretz, Goh and Tendler collectively as "Shareholders."

                                     RECITAL

SouthWall and C2i have entered into an Underwriting Agreement relating to the offering ("OFFERING") by C2i of 1,000,000 shares of its Common Stock and 1,000,000 redeemable warrants to purchase shares of Common Stock. C2i wishes to avail itself of certain services that SouthWall is able to provide, and SouthWall wishes to obtain preferential rights with respect to certain future securities offerings by C2i and the Shareholders.

                                   AGREEMENTS


A.  CONSULTING SERVICES.


    1. NATURE OF SERVICES. SouthWall shall render investment banking and financial consulting services ("Services") to C2i during the term set forth below. The Services shall include:

        a. rendering strategic and financial advice in connection with any future proposed financing transactions;

        b. strategic and financial advice in connection with any future proposed business combination transactions or joint ventures, including, if required, identification and introduction of potential counterparties;

        c.  initiation of strategic business initiatives; and

        d.  such other services as the Company may reasonably request.








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    2.  TIME AND PERSONNEL. SouthWall shall devote such amounts of time as are reasonably required to the performance of the Services, and shall make available qualified personnel for their performance.

    3. COMPENSATION. As compensation for the services described in the preceding paragraph, SouthWall shall be entitled to a fee of $3,000 per month payable on the first business day (meaning a day on which banks in New York City are open for the regular transaction of business) of each month included in the term in which the Services are to be provided. In addition, should SouthWall introduce to C2i the counterparty to a business combination or joint venture transaction consummated by the Company, it shall be entitled to a finder's fee computed according to $1,000,000 (or fraction) increments in the value of consideration involved in the transaction as follows: 5% of the first increment, 4% of the second, 3% of the third, 2% of the fourth, and 1% of the fifth and any additional increments (or fractions). The finder's fee shall be payable at the closing of the transaction..

B.  UNDERWRITING SERVICES.

    1. OBLIGATION. Should the Company, or any one or more of the Principals, determine to offer securities issued by the Company to the public in a transaction requiring registration of the offering under the Securities Act of 1933, as amended ("ACT"), such determination being made at any time on or prior to the third anniversary of the effective date of the registration statement under the Act relating to the Offering, The Company or Principal(s) (as the case may be) shall offer SouthWall the opportunity to serve as underwriter with respect to each offering thus proposed to be made, subject in all respects to the provisions of paragraph 2 of this section B.

    2.  TERMS.

        a. INITIAL NOTICE. The Company, and/or each Principal proposing to make the offering, shall notify SouthWall in writing (an "Initial Notice"), stating the type and quantity of securities proposed to be offered.

        b. NOTICE OF ACCEPTANCE. If SouthWall wishes to act as underwriter with respect to the proposed offering, it shall deliver a written notice of acceptance to each person from whom it received an Initial Notice within 30 days after its receipt thereof. The notice of acceptance shall be accompanied by SouthWall's proposed underwriting letter of intent in customary form, setting forth the terms and conditions it proposes for the offering.

        c. TERMINATION PAYMENT. Should SouthWall comply in all respects with the provisions of clauses a. and b. of this paragraph ERROR! REFERENCE SOURCE NOT FOUND., and should the person(s) giving the Initial Notice nonetheless determine to use the services of an underwriter other than SouthWall in









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            connection with the proposed offering, those person(s) shall, prior to signing a letter of intent or similar document looking toward such a transaction, pay SouthWall the sum of $35,000 ("Termination Payment") as consideration for the termination of the obligation under paragraph 1 of this section B.. If the initial notice was given by more than one person, each shall be responsible for the payment of a portion of the Termination Payment pro rata according to the percentage of the total number of Company-issued securities specified in the Initial Notice given by each.

        d. EFFECT OF PAYMENT, Upon receipt of the full amount of the Termination Payment, the provisions of this section B shall become null and void and without further effect, as to both the offering that was the subject of the Initial Notice and any subsequent offerings by the Company and the Principals of Company-issued securities.

        e. EFFECT OF LATE ACCEPTANCE. A notice of acceptance given after the time limited in clause b. of this paragraph 2 shall be deemed a rejection of the offer contained in the Initial Notice.

C.  BROKER/DEALER SERVICES.

    1. OBLIGATION. Should any of the Shareholders determine to offer securities issued by the Company to the public in a transaction not requiring registration under the Act (each such individual making such determination a "Selling Shareholder"), including a transaction ("Rule 144 Sale") exempt from such registration by reason of Rule 144 promulgated under the Act ("Rule 144"), such determination being made at any time on or prior to the fourth anniversary of the effective date of the registration statement under the Act relating to the Offering, that Selling Shareholder shall offer SouthWall the opportunity to act, at its election, as broker with respect to the proposed transaction, or as dealer purchasing the offered securities for its own account, subject in all respects to the provisions of paragraph 2 of this section C.

    2.  TERMS.

        a. SALE NOTICE. Each Shareholder shall notify SouthWall in writing ("Sale Notice") promptly after making the determination to sell any Company-issued securities. Each Sale Notice shall state the type and quantity of securities proposed to be sold, the price at which the Selling Shareholder proposes to sell them if not at market price, and the exemption from registration under the Act upon which the Selling Shareholder proposes to rely, if any. If the Selling Shareholder has received a bona fide proposal from a broker or dealer other than SouthWall relating to the securities proposed to be sold, the Sale Notice shall specify the securities pricing and other relevant terms of that proposal.








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        b.  EXCEPTION. If (i) the provisions of this section C would require two or more Selling Shareholders to give a Sale Notice relating to a Rule 144 Sale, and (ii) in the opinion of legal counsel to any such Selling Shareholder, those Selling Shareholders would (solely by reason of complying with the obligation imposed by paragraph 1 of this section C) be deemed "acting in concert" within the meaning of that phrase as used in paragraph (e)(3)(vi) of Rule 144, and (iii) the quantity limit applicable to the proposed sale under paragraph
            (e) of Rule 144 would be lower than the aggregate number of securities proposed to be sold by all such Selling Shareholders, none of those Selling Shareholders shall be obligated to give a Sale Notice or otherwise to comply with the provisions of this section C in respect of the proposed sale.

        c. NOTICE OF ACCEPTANCE. If SouthWall wishes to act as broker or dealer with respect to the proposed offering, it shall deliver by verified facsimile transmission or electronic mail a notice of acceptance to each person from whom it received a Sale Notice within one business day (that is, a day on which banks in New York City are open for the regular transaction of business) after its receipt thereof. The text of the notice of acceptance shall contain SouthWall's proposal for the securities pricing and other relevant terms on which it proposes to act as broker or dealer. If the terms proposed in the notice of acceptance are at least as favorable to the Selling Shareholder as the alternative terms of the bona fide proposal from another broker or dealer specified in the Sale Notice, or if the Sale Notice specified no such alternative terms, the Selling Shareholder shall sell the securities that were the subject of the Sale Notice to or through SouthWall as proposed in the Sale Notice.

        d. EFFECT OF LATE ACCEPTANCE. A notice of acceptance given after the time limited in clause c. of this paragraph 3 shall be deemed a rejection of the offer contained in the Sale Notice.

D.  MISCELLANEOUS.

    1. NOTICES. All notices and other communications given under this Agreement shall be in writing unless otherwise specified, and shall be effective only upon receipt. The address used for any notice shall be as specified below each signature, or to another address of which the person addressed has given notice to the Company or of which the Company has given notice to all the Principals, as the case may be.

    2. ENTIRE AGREEMENT. This Agreement is the parties' entire agreement relating to its subject matter. It supersedes all prior agreements, written or oral, relating to that subject matter.

    3. MODIFICATION AND WAIVER. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions of this











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        Agreement may be waived, only by a written instrument signed by all parties or, in the case of a waiver, the party waiving compliance.

    4. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within that State.

    5. NO ASSIGNMENT. This Agreement is not assignable except by operation of law.

    6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the undersigned on and as of January __, 1998.

                                   SIGNATURES

SOUTHWALL CAPITAL CORP.                    C2i SOLUTIONS, INC

By                                         By
  --------------------------                 --------------------------
Its                                        Its
   -------------------------                  -------------------------

Address: 110 Wall Street                   Address: 4747 Morena Boulevard
         New York, New York 10005                  San Diego, California 92117
Telephone: (212) 785-7222                  Telephone: (619) 490-1555
Facsimile: (212) 785-8388                  Facsimile: (619) 490-1563
e-mail: mdrimer@sprynet.com                e-mail:



----------------------------               ----------------------------
John Anthony Whelan, Jr.                   Diane E. Hessler
Address:                                   Address:

Telephone:                                 Telephone:
Facsimile:                                 Facsimile:
e-mail:                                    e-mail:



----------------------------               ----------------------------
Frank J. Vukmanik                          David Tendler
Address:                                   Address:

Telephone:                                 Telephone:
Facsimile:                                 Facsimile:
e-mail:                                    e-mail:











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----------------------------               ----------------------------
Kim P. Goh                                 Hal H. Beretz
Address:                                   Address:

Telephone:                                 Telephone:
Facsimile:                                 Facsimile:
e-mail:                                    e-mail:



----------------------------
Clyde Wooten
Address:

Telephone:
Facsimile:
e-mail:






















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